UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Thermo Fisher Scientific Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2209186
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

168 Third Avenue Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.125% Senior Notes due 2025	New York Stock Exchange LLC
0.500% Senior Notes due 2028	New York Stock Exchange LLC
0.875% Senior Notes due 2031	New York Stock Exchange LLC
1.500% Senior Notes due 2039	New York Stock Exchange LLC
1.875% Senior Notes due 2049	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-229951

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Thermo Fisher Scientific Inc. (the “Registrant”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated September 24, 2019 (the “Prospectus Supplement”), and the accompanying prospectus, dated February 28, 2019 (the “Base Prospectus”). The Prospectus Supplement relates to the offering of €800,000,000 aggregate principal amount of 0.125% Senior Notes due 2025, €800,000,000 aggregate principal amount of 0.500% Senior Notes due 2028, €900,000,000 aggregate principal amount of 0.875% Senior Notes due 2031, €900,000,000 aggregate principal amount of 1.500% Senior Notes due 2039 and €1,000,000,000 aggregate principal amount of 1.875% Senior Notes due 2049 (collectively, the “Notes”) to be issued by the Registrant.

Item 1. Description of Registrant’s Securities to be Registered.

The descriptions under the heading “Description of the Notes” in the Prospectus Supplement and “Description of Thermo Fisher Debt Securities” in the Base Prospectus are incorporated by reference herein. Copies of such descriptions will be filed with The New York Stock Exchange.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of November 20, 2009, by and between the Registrant, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 20, 2009).

4.2	Eighteenth Supplemental Indenture, dated as of September 30, 2019, by and between the Registrant, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 of Thermo Fisher’s Current Report on Form 8-K filed with the Commission on September 30, 2019).

4.3	Form of 0.125% Senior Notes due 2025 (included in Exhibit 4.2).

4.4	Form of 0.500% Senior Notes due 2028 (included in Exhibit 4.2).

4.5	Form of 0.875% Senior Notes due 2031 (included in Exhibit 4.2).

4.6	Form of 1.500% Senior Notes due 2039 (included in Exhibit 4.2).

4.7	Form of 1.875% Senior Notes due 2049 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date: September 30, 2019	By:	/s/ Michael A. Boxer

Name: Michael A. Boxer Title: Senior Vice President and General Counsel